     As filed with the Securities and Exchange Commission on August 15, 1997
                                                    Registration No. 333-_______
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               ------------------
                                    FORM S-3
                             Registration Statement
                                      Under
                           The Securities Act of 1933
                               ------------------
                          HOLMES PROTECTION GROUP, INC.
             (Exact name of registrant as specified in its charter)

         Delaware                                               06-1070719
(State or other jurisdiction of                              (I.R.S. Employer
 incorporation or organization)                              Identification No.)

                                440 Ninth Avenue
                          New York, New York 10001-1695
                                 (212) 760-0630
                   (Address, including zip code, and telephone
                  number, including area code, of registrant's
                          principal executive offices)
                               ------------------
                                 GEORGE V. FLAGG
                      President and Chief Executive Officer
                          Holmes Protection Group, Inc.
                                440 Ninth Avenue
                          New York, New York 10001-1695
                                 (212) 760-0630
    (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   Copies to:

                             JEFFREY W. RUBIN, ESQ.
                  Squadron, Ellenoff, Plesent & Sheinfeld, LLP
                                551 Fifth Avenue
                            New York, New York 10176
                                 (212) 661-6500

Approximate date of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than offered only in connection with dividend or interest reinvestment plans, check the following box. [x]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(C) under the Securities Act, check the following box and list the Securities Act registration Statement number of the earlier effective registration statement for the same offering. [ ].

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                             CALCULATION OF REGISTRATION FEE
====================================================================================================================================
Title of each class of                   Amount to be           Proposed maximum            Proposed maximum           Amount of
securities to be registered               registered        offering price per share    aggregate offering price    registration fee
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01
  per share                              4,442,975(1)            $16.75                      $74,419,831 (2)           $22,551.46
====================================================================================================================================

(1) Includes 1,055,413 shares of Common Stock issuable upon exercise of certain Warrants held by Warrant Holders and 24,810 shares of Common Stock issuable upon conversion of certain outstanding convertible promissory Notes. This Registration Statement covers, in addition, such indeterminable number of shares of Common Stock as may be issued on the exercise of the Warrants or the conversion of the Notes by reason of adjustment of their respective exercise or conversion prices upon certain contingencies. Since such additional Common Stock, if issued, will be issued for no additional consideration, no registration fee is required.
(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(C) under the Securities Act of 1933, as amended, on the basis of high and low prices of the registrant's Common Stock on the Nasdaq National Market(R) on August 12, 1997.
                       -----------------------------------
The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.
================================================================================

Information contained herein is subject to completion or amendment. A Registration Statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the Registration Statement becomes effective. This Prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

PROSPECTUS         Subject to Completion, dated August 15, 1997

                                4,442,975 Shares

                          HOLMES PROTECTION GROUP, INC.

                                  Common Stock

       This Prospectus relates to the public offering that may be made from time to time of up to 4,442,975 shares (the "Shares") of common stock, par value $.01 per share (the "Common Stock"), of Holmes Protection Group, Inc., a Delaware corporation (the "Company" or "Holmes") by, or for the accounts of, the holders thereof (the "Selling Security Holders"). The Shares include 1,055,413 shares of Common Stock which the Company may issue to certain Selling Security Holders upon the exercise of certain warrants (the "Warrants") and 24,562 shares of Common Stock which the Company may issue to certain Selling Security Holders upon the conversion of certain subordinated convertible debentures (the "Notes"). See "Selling Security Holders."

       The Shares, the Warrants and the Notes were issued by the Company in transactions exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"), and applicable state securities laws. Of the Shares, (i) 1,588,105 were issued by the Company in 1992 to seven U.S. insurance companies and other institutions (the "Institutions"); (ii) 203,033 are issuable upon exercise of Warrants held by the Institutions (the "Institution Warrants") at an exercise price of $10.17 per share; (iii) 1,515,886 were issued by the Company in 1994 to HP Partners L.P., a Delaware limited partnership (the "Investor"); (iv) 685,714 are issuable upon exercise of Warrants held by the Investor (the "Investor Warrants") at an exercise price of $4.58 per share;
(v)166,666 are issuable upon exercise of Warrants held by Merita Bank Ltd. and Bank of Boston Connecticut (the "New Bank Warrants") at an exercise price of $9.75 per share; (vi) 96,529 were issued in connection with the acquisition of an alarm monitoring company based in Stanton, California; (vii) 46,346 were issued in 1997 in connection with the acquisition of alarm operations facilities based in Tampa, Florida; (viii) 51,298 were issued in 1997 in connection with the acquisition of the assets of an alarm sales, installation and servicing company in Nashville, Tenessee; (ix) 156,297 were issued in 1997 in connection with the acquisition of an alarm sales, installation and servicing company in San Ramon, California; and (x) 24,562 are issuable upon the conversion of the Notes issued in August 1997 in conjunction with the acquisition of an alarm sales, installation and servicing company in April 1997.

       The Common Stock is quoted on the Nasdaq National Market(R) (the "Nasdaq National Market") under the symbol "HLMS." The closing sales price for the Common Stock on August 12, 1997 was $17.25 per share. There is no active public market for the Warrants.

       THE COMMON STOCK OFFERED HEREBY INVOLVES A SUBSTANTIAL DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 5.

       THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

       The Shares may be sold from time to time by the Selling Security Holders or their transferees. No underwriting arrangements have been entered into by the Selling Security Holders as of the date hereof. The distribution of the Shares by the Selling Security Holders may be effected in one or more transactions that may take place in the over-the-counter market, including ordinary broker's transactions, privately negotiated transactions, or through sales to one or more dealers for resale of such Shares as principals, at prevailing market prices at the time of sale, prices related to such prevailing market prices, or negotiated prices. Underwriting discounts and usual and customary or specifically negotiated brokerage fees or commissions will be paid by the Selling Security Holders in connection with sales of the Shares. See "Plan of Distribution."

       The Company will not receive any proceeds from the sale of the Shares. By agreement with the Selling Security Holders, the Company will pay all of the expenses incident to the registration of the Shares under the Securities Act (other than agent's or underwriter's commissions and discounts), estimated to be approximately $77,551.

       The Selling Security Holders, and any broker-dealers, agents, or underwriters through whom the Shares are sold, may be deemed "underwriters" within the meaning of the Securities Act with respect to securities offered by them, and any profits realized or commissions received by them may be deemed underwriting compensation.

             The date of this Prospectus is August    , 1997

                              AVAILABLE INFORMATION

       The Company has filed with the Securities and Exchange Commission (the "Commission"), 450 Fifth Street, N.W., Washington, D.C. 20549, a Registration Statement (the "Registration Statement") under the Securities Act with respect to the offering and sale from time to time of the Shares and Warrants. This Prospectus does not contain all the information set forth in the Registration Statement and the exhibits thereto, as permitted by the rules and regulations of the Commission. For further information, reference is made to the Registration Statement and to the exhibits filed therewith. Statements contained in this Prospectus as to the contents of any contract or other document which has been filed or incorporated by reference as an exhibit to the Registration Statement are qualified in their entirety by reference to such exhibits for a complete statement of their terms and conditions. Additionally, the Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements, and other information statements with the Commission. Copies of such materials may be inspected without charge at the offices of the Commission, and copies of all or any part thereof may be obtained from the Commission's web site at "http://www.sec.gov" and at prescribed rates from the Commission's public reference facilities at 450 Fifth Street, N.W., Washington D.C. 20549 or at the regional offices of the Commission located at 7 World Trade Center, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, upon payment of the fees prescribed by the Commission. In addition, the Common Stock is quoted on the Nasdaq National Market. Reports and other information concerning the Company may be inspected at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


       Incorporated herein by reference and made a part of this Prospectus are the following: (1) the Company's Annual Report on Form 10-K, for the fiscal year ended December 31, 1996; (2) the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997; (3) the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997; and (4) the description of the Common Stock, which is registered under Section 12 of the Exchange Act, contained in the Company's Registration Statement on Form 10, as amended, originally filed with the Commission on July 12, 1994. All documents subsequently filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering made hereby will be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the respective dates of filing of such documents. Any statement contained in any document incorporated by reference shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus. All information appearing in this Prospectus is qualified in its entirety by the information and financial statements (including notes thereto) appearing in the documents incorporated herein by reference, except to the extent set forth in the immediately preceding statement. See "Special Note Regarding Forward-Looking Statements."

       The Company will provide without charge to each person who receives a prospectus, upon written or oral request of such person, a copy of the information that is incorporated by reference herein (not including exhibits to the information that is incorporated by reference herein). Requests for such information should be directed to: Holmes Protection Group, Inc., 440 Ninth Avenue, New York, New York 10001-1695; Attention: Secretary. The Company's telephone number is: (212) 760-0630.

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS


       Certain statements included or incorporated by reference into this Prospectus constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company, or industry results, to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following: general economic and business conditions; cancellation rates of subscribers; competitive factors in the industry, including additional competition from existing competitors or future entrants to the industry; social and economic conditions; local, state and federal regulations; changes in business strategy or development plans; the Company's indebtedness; availability, terms and deployment of capital; availability of qualified personnel; and other factors referenced in this Prospectus and in the Company's filings with the Commission.

                                   THE COMPANY

       The following summary is qualified in its entirety by reference to the more detailed information and the financial statements and the related notes appearing elsewhere in this Prospectus or incorporated herein by reference. Except as otherwise indicated, information in this Prospectus reflects a 14 for 1 reverse split of the outstanding shares of Common Stock effected in March 1995. As used in this Prospectus, the term "Company" means, unless the context requires otherwise, the Company and its subsidiaries. Each prospective investor is urged to read this Prospectus in its entirety. Investment in the securities offered hereby involves a high degree of risk. See "Risk Factors."

       Holmes Protection Group, Inc. (the "Company" or "Holmes") provides security alarm monitoring services and designs, sells, installs and services electronic security systems for commercial and mid- to high-end residential subscribers. These systems include event detection devices, surveillance equipment and access control devices which restrict access to specified areas. The Company currently provides its services in New York, New Jersey, Pennsylvania, Texas, Tennessee, California, Massachusetts and Florida, and conducts its operations primarily through 20 branch offices, ten National Account sales offices, eight central monitoring stations and 76 independent alarm service dealers and franchisees. According to the latest available survey, published in May 1997, the Company was the eleventh largest provider of electronic security services in the United States in terms of total 1996 revenues.

       Following an internal management transition and reorganization in 1995, the Company, in 1996, engaged the services of several former senior executives of The National Guardian Corporation, a large national electronic security alarm services company which was acquired by Ameritech Monitoring Services, Inc., in October 1995. Among the executives hired by the Company was George V. Flagg, the Company's President and Chief Executive Officer, who served as the President and Chief Executive Officer of National Guardian from 1986 to 1995. Under the direction of the Company's new management team, the Company is implementing a business strategy involving a combination of strategic acquisitions and internal growth. In regard to strategic acquisitions, the Company intends to pursue both
(I) fold-in acquisitions, which consist of businesses or portfolios of alarm monitoring accounts that can be readily combined with the Company's existing branch offices and management structure and (ii) new market acquisitions, which consist of companies in the electronic security services industry located outside the Company's current geographic market. In regard to its internal growth strategy, the Company intends to capitalize on public recognition of the historic Holmes brand name (which has been utilized in the security services industry since 1858) in connection with (i) expanding its security services product offerings, including the HolmesNet system for wireless data communications; (ii) strengthening its national accounts program; (iii) increasing its sales and marketing efforts; and (iv) expanding its dealer operations.

       The Company's revenues consist primarily of recurring payments under written contracts for security alarm monitoring activities and associated services, which represented approximately 70% of total revenues in 1996. The Company monitors digital alarm signals arising from various activities, including burglaries, fires and other events, through security systems installed at subscribers' premises. These signals are received and processed at the Company's relevant central monitoring station. In order to reduce overall manpower requirements, achieve economies of scale and other cost efficiencies, and enhance the quality of service being provided, the Company consolidated its central monitoring stations in the Northeast into one facility located in Edison, New Jersey, with monitoring capacity of approximately 60,000 accounts. In addition, the Company has acquired several businesses with central monitoring stations with the capacity to process approximately 60,000 additional accounts. An additional 21% of the Company's total revenues in 1996 was comprised of direct sales and installation of security equipment. The balance of the Company's revenues in 1996 was derived from (I) jewelry vault rentals, (ii) insured parcel delivery services for the jewelry trade and (iii) royalty fees and product sales relating to its franchise and dealer operations.

       Approximately 80% of the Company's business is derived from commercial customers, including financial institutions, jewelry and fine art dealers, corporate headquarters, manufacturers, distribution facilities and health care and education facilities. The Company's residential business focuses principally on mid- to high-end customers.

       Electronic security services is a consolidating but still a highly fragmented industry, consisting of a large number of local and regional companies and several integrated national companies. The fragmented nature of the industry can be attributed to the low capital requirements associated with performing basic installation and maintenance of electronic security systems. However, the business of a full service, integrated electronic security services company providing central station monitoring services is capital intensive, and the Company believes that the high fixed costs of establishing both central monitoring stations and full service operations contribute to the small number of national competitors. The low marginal cost of monitoring additional customers has been one of the principal factors leading full service, integrated electronic security services companies to seek acquisitions of other electronic security businesses to consolidate into their existing operations. The principal focus of the Company's business strategy is to pursue acquisitions in this environment.

                                  RISK FACTORS

       In addition to the other information contained in this Prospectus, the following risk factors should be considered carefully before purchasing the Common Stock offered hereby. This Prospectus contains forward-looking statements within the meaning of the Securities Act and the Exchange Act. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company, or industry results, to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. See "Special Note Regarding Forward-Looking Statements." Such factors include, among others, the risk factors set forth below.

Recent Net Losses and Accumulated Deficit

       The Company incurred a net loss in 1996 and 1995 of $2,452,000 and $1,197,000, respectively. The losses reflect non-recurring charges of $700,000 and $2,074,000 in 1996 and 1995, respectively and the cumulative effect of the change in the method of accounting for non-refundable payments received from customers for company-owned systems resulting in a net credit after tax of $2,477,000 in 1995. The Company had net income of $404,000 in 1994. At December 31, 1996, the Company had an accumulated deficit of $72,829,000 up from $70,188,000 at December 31, 1995 and a working capital deficit of $2,171,000 down from $5,246,000 at December 31, 1995. The Company incurred a net loss for the six months ended June 30, 1997 and 1996 of $3,749,000 and $736,000 respectively. The loss in 1997 reflects a non-recurring charge of $1,500,000 related to the termination of its outsourcing agreement with PrimiTech.

Geographic Concentration

       The Company's existing subscriber base is geographically concentrated predominantly in New York, New Jersey and Pennsylvania. Accordingly, the performance of the Company may be adversely affected by regional or local economic conditions.

       The Company may from time to time make acquisitions in regions outside of its current operating area. The acquisition of companies in other regions, or in metropolitan areas in which the Company does not currently have subscribers, requires an investment by the Company. In order for the Company to expand successfully into a new area, the Company must acquire companies with a sufficient number and density of subscriber accounts in such area to support the investment. There can be no assurance that the Company will find such opportunities or that an expansion into new geographic areas will generate operating profits.

Risk Related to Growth Through Acquisitions

       One of the Company's primary strategies is to increase its revenues and the markets it serves through the acquisition of other companies in the electronic security services industry and portfolios of alarm monitoring accounts. There can be no assurance that the Company will be able to acquire or profitably manage suitable acquisition candidates or successfully integrate such businesses into its operations without substantial costs, delays or other problems. In addition, there can be no assurance that any businesses acquired will be profitable at the time of their acquisition or will achieve sales and profitability that justify the investment therein or that the Company will be able to realize expected operating and economic efficiencies following such acquisitions. Acquisitions may involve a number of special risks, including adverse effects on the Company's reported operating results, diversion of management's attention, increased burdens on the Company's management resources and financial controls, dependence on retention and hiring of key personnel, risks associated with unanticipated problems or legal liabilities, and amortization of acquired intangible assets, some or all of which could have a material adverse effect on the Company's operations and financial performance.

Customer Cancellation Rates

       The Company is heavily dependent on its recurring monitoring and service revenues. Given the relatively fixed nature of monitoring and service expenses, increases and decreases in monitoring and service revenues have a significant impact on the Company's profitability. Substantially all of the Company's monitoring and service revenues are derived from recurring charges to subscribers for the provision of various services. Although no single subscriber represents more than one-half of one percent of the Company's recurring revenue base, the Company is vulnerable to subscribers canceling their contracts. In recent years, lost recurring revenues from such cancellations have exceeded the new recurring revenues added by the Company's sales efforts. However, the Company's cancellation rate (as defined in detail below), representing lost recurring revenues from cancellations as a percentage of gross recurring revenues, decreased significantly from 15.2% in 1991 to 10.8% in 1996. Although the Company's rate of subscriber cancellations has been substantially reduced since 1991, there can be no assurance that this rate may not increase in the future for a variety of reasons associated with general economic conditions, market competition and the level of customer satisfaction with the Company's services.

       As described herein, the "cancellation rate" means the gross recurring revenues lost through cancellation in a given period; less those recurring revenues derived from subscribers who cancel their service with the Company in order to move and then contract for the Company's services at their new premises; and less those recurring revenues derived from new subscribers who occupy a vacant premises where the Company has an existing company-owned system and who contract for the Company's services using that equipment; divided by the gross recurring revenues in force at the beginning of the period, annualized and expressed as a percentage.

Competition

       The electronic security services industry is highly competitive and fragmented. The Company competes with national and regional companies, as well as smaller local companies, in all of its operations. Furthermore, new competitors are continuing to enter the industry and the Company may encounter additional competition from such future industry entrants. Subject to regulatory compliance, certain companies engaged in the telephone and cable business are competing in the electronic security services industry and other such companies may, in the future, enter the industry. Certain of the Company's current competitors have, and new competitors may have, substantially greater financial resources than the Company.

Significant Ownership of Common Stock by Certain Stockholders

       The Company believes that at August 12, 1997, the Institutions owned approximately 23.7% (26.1% including the Institution Warrants) of the Company's outstanding shares of Common Stock. Pursuant to the Exchange Agreement, dated as of December 18, 1991, which agreement was amended as of January 31, 1992, May 24, 1992 and June 30, 1992 (the "Exchange Agreement"), between the Institutions and the Company, the Institutions are currently entitled to nominate two directors (the "Institution-Nominees") to the Company's Board of Directors (the "Board") based on their ownership of Common Stock. At August 12, 1997, the Investor owned approximately 24.0% (31.4% including the Investor Warrants) of the Company's outstanding shares of Common Stock. Pursuant to the Investment Agreement, dated as of June 29, 1994, between the Investor and the Company (the "Investment Agreement"), the number of directors the Investor is currently entitled to nominate to the Board (the "Investor-Nominees") is three. The size of the Board is currently fixed at nine members; however, there exists one vacant seat on the Board. As of a result of these separate agreements with the Company, the Institution-Nominees and the Investor-Nominees constitute a majority of the Company's directors and are therefore currently in a position to control the Company.

Liability for Employee Acts and Defective Equipment

       The nature of the security services provided by the Company potentially exposes it to greater risk of liability claims for employee acts or omissions or system failure than may be inherent in many other service businesses. Although
(I) substantially all of the Company's customers have subscriber agreements which contain provisions for limited liability and predetermined liquidated damages and (ii) the Company carries insurance which it believes provides adequate coverage for businesses of the Company's type, there can be no assurance that such existing arrangements will prevent the Company from being adversely affected as a result of damages arising from the acts of its employees, defective equipment or because some jurisdictions prohibit or restrict limitations on liabilities and liquidated damages. In addition, certain of the Company's insurance policies and the laws of some states may limit or prohibit insurance coverage for punitive damages and for certain other kinds of damages arising from employee misconduct.

Possible Effects of Government Regulations

       The Company's operations are subject to a variety of federal, state, county and municipal laws, regulations and licensing requirements. Many of the states in which Holmes operates, as well as certain local authorities, require Holmes to obtain licenses or permits to conduct a security alarm services business. Certain governmental entities also require persons engaged in the security alarm services business to be licensed and to meet certain standards in the selection and training of employees and in the conduct of business. The loss of such licenses, or the imposition of conditions on the granting or retention of such licenses, could have a material adverse effect on the Company. The Company believes that it holds the required licenses and is in substantial compliance with all licensing and regulatory requirements in each jurisdiction in which it operates.

Dependence upon Senior Management

       The success of the Company's business is dependent upon the active participation of the executive officers of the Company, most of whom have only recently been employed by the Company. In the event that the services of certain of such officers are lost for any reason, the Company's business may be materially and adversely affected.

Possible Anti-takeover Effects of Delaware Law

       The Company is subject to the provisions of Section 203 of the General Corporation Law of Delaware. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person becomes an interested stockholder, unless the business combination is approved in a prescribed manner or unless the interested stockholder acquires at least 85% of the corporation's voting stock (excluding shares held by certain designated stockholders) in the transaction in which it becomes an interested stockholder. A "business combination" includes mergers, asset sales, and other transactions resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an "interested stockholder" is a person who, together with affiliates and associates, owns, or within the previous three years did own, 15% or more of the corporation's voting stock. This provision of the Delaware law could delay and make more difficult a business combination even if the business combination could be beneficial, in the short term, to the interests of the stockholders. This provision of the Delaware law could also limit the price certain investors might be willing to pay in the future for shares of Common Stock.

Classified Board of Directors; No Stockholder Action by Written Consent; Supermajority Voting

       Certain provisions of the Restated Certificate of Incorporation could have an anti-takeover effect by making it more difficult to acquire the Company by means of (I) a tender offer, a proxy contest or otherwise and (ii) the removal of incumbent officers and directors. These provisions are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of the Company to negotiate first with the Company. However, these provisions could also delay, deter or prevent a tender offer or takeover attempt that a stockholder might consider in its best interest, including those attempts that might result in a premium over the market price for the shares held by the Company's stockholders.

       The Company's Restated Certificate of Incorporation and By-Laws provide for the division of the Board into three classes of directors serving staggered three-year terms. The By-Laws provide that the size of the Board shall be nine, provided that the Board, by vote of three-quarters of the directors then in office, may increase or decrease the number of directors in any class. The classified board provision may prevent any party who acquires control of a majority of the outstanding voting stock of the Company from obtaining control of the Board until the second annual stockholders meeting following the date the acquiror obtains the controlling interest.

       The Restated Certificate of Incorporation of the Company also provides that stockholder action can be taken only at an annual or special meeting of stockholders and cannot be taken by written consent in lieu of meeting. Additionally, the Restated Certificate of Incorporation requires an affirmative vote of three-quarters of the Company's voting power (unless three-quarters of the total number of directors then in office shall have approved the amendment) to amend the provisions of the Restated Certificate of Incorporation with respect to the number and classification of the Board, stockholder action without written consent, director liability, indemnification and amendments to the Restated Certificate of Incorporation.

Possible Adverse Effect of "False Alarms" Ordinances

       According to an article published in American City and Country Magazine in 1996, police officers respond to more than 13.7 million alarm activations annually. Approximately 94% to 98% of these activations are false alarms. Concern has arisen in certain municipalities about this high incidence of false alarms.

       A number of local governmental authorities have considered or adopted various measures aimed at reducing the number of false alarms. Such measures include (I) subjecting alarm monitoring companies to fines or penalties for transmitting false alarms, (ii) licensing individual alarm systems and the revocation of such licenses following a specified number of false alarms, (iii) imposing fines on alarm subscribers for false alarms, (iv) imposing limitations on the number of times the police will respond to alarms at a particular location after a specified number of false alarms and (v) requiring further verification of an alarm signal before the police will respond. Enactment of such measures could adversely affect the Company's future business and operations.

Possible Volatility of Stock Price

       The stock market has from time to time experienced extreme price and volume fluctuations that have been unrelated to the operating performance of particular companies. The market price of the Company's Common Stock may be significantly affected by quarterly variations in the Company's operating results, changes in financial estimates by securities analysts or failure by the Company to meet such estimates, litigation involving the Company, general trends in the security alarm industry, actions by governmental agencies, national economic and stock market conditions, industry reports and other factors, many of which are beyond the control of the Company.

Shares Eligible for Future Sale; Registration Rights

       As of August 12, 1997, the Company had 6,315,791 shares of Common Stock outstanding. In addition, 888,747 shares of Common Stock are reserved for issuance upon the exercise of outstanding Investor Warrants and Institution Warrants, 166,666 shares of Common Stock are reserved for issuance upon exercise of outstanding warrants issued to Merita Bank Ltd. and Bank of Boston Connecticut (the "New Bank Warrants"), 1,904,948 shares of Common Stock are reserved for issuance upon exercise of outstanding options, including 165,429 shares of Common Stock which are reserved for issuance upon exercise of options which have been granted under the Company's 1992 Directors' Option Plan, 6,643 shares of Common Stock which are reserved for issuance upon exercise of options which have been granted under the Holmes Protection Group, Inc. Amended and Restated Senior Executives' Option Plan (the "1994 Plan,"), 1,017,750 shares of Common Stock which are reserved for issuance upon exercise of options which have been granted under Holmes Protection Group, Inc. 1996 Stock Incentive Plan (the "1996 Plan"), 773,250 shares of Common Stock which are reserved for issuance upon exercise of options which may be granted pursuant to the 1996 Plan, and 24,562 shares of Common Stock are reserved for issuance upon the conversion of the Notes. Currently, substantially all of the shares of Common Stock outstanding are freely tradeable, except for (i) any such shares held at any time by an "affiliate" of the Company, as such term is defined under Rule 144 promulgated under the Securities Act ("Rule 144") and (ii) certain shares subject to the Registration Rights Agreements described below. The possibility that substantial amounts of Common Stock may be sold in the public market could have a material adverse effect on prevailing market prices of the Common Stock and could impair the Company's ability to raise capital or make acquisitions through the sale of its equity securities.

       Pursuant to the terms of their respective registration rights agreements, the Investor and each Institution have been granted certain registration rights with respect to their shares of Common Stock presently held or shares of Common Stock issuable upon exercise of their warrants. Similarly, pursuant to the terms of their respective registration rights agreements, each of Merita Bank Ltd. and Bank of Boston Connecticut have been granted certain registration rights with respect to shares of Common Stock issuable upon exercise of the New Bank Warrants. Finally, in connection with an acquisition that the Company made in 1996, the Company issued restricted shares of Common Stock and entered into substantially similar registration rights agreements with each of the various parties that acquired such restricted shares of Common Stock with respect thereto. The Company may experience added costs and complexity in the event such registration rights are exercised. In addition, the exercise of such rights could have an adverse effect on the market price of the Common Stock.

                                 USE OF PROCEEDS

       The net proceeds from the exercise of the Warrants are estimated to be $6,828,379. The Company is unable to predict the time, if ever, when the Warrants will be exercised. Accordingly, it is expected that the net proceeds from the sale of the Common Stock underlying the Warrants will be used by the Company for general corporate purposes. The Company will not receive any proceeds from the sale of the Shares or the conversion of the Notes by the Selling Security Holders.

                            SELLING SECURITY HOLDERS

       The following table sets forth the ownership of the Common Stock by the Selling Security Holders as of the date such information was provided to the Company. Since the dates such information was provided to the Company, such information may have changed. Any or all of the Shares listed below may be offered for sale by the Selling Security Holders from time to time and, therefore, no estimate can be given as to the number of Shares that will be held by the Selling Security Holders upon termination of this offering. Except as otherwise indicated, the Selling Security Holders listed in the table have sole voting and investment powers with respect to the Shares indicated.

                                                        NUMBER OF SHARES
                                                        OF COMMON STOCK                 NUMBER OF
NAME OF SELLING                                         OWNED BEFORE THE                  SHARES
SECURITY HOLDER                                           OFFERING (1)                   OFFERED
---------------                                           --------                       -------
HP Partners L.P. (1)..............................       2,201,600 (2)                  2,201,600

John Hancock Mutual Life Insurance
Company ..........................................        549,282 (3)                    549,282

The Mutual Life Insurance Company
  of New York ....................................        399,905 (4)                  348,066 (5)

John Hancock Variable Life
Insurance Company.................................         90,312 (3)                     90,312

MONY Life Insurance Company
of America........................................        399,905 (4)                     51,839

Phoenix Home Life Mutual Insurance
Company...........................................        207,941 (6)                    207,941

Allmerica Financial Life Insurance &
Annuity Company...................................        170,149 (7)                    170,149

First Allmerica Financial Life Insurance
Company...........................................         41,362 (8)                     41,362

Crown Life Insurance Company......................        111,217 (9)                    111,217

MBL Life Assurance Corporation....................        129,509 (10)                   129,509



                                                        NUMBER OF SHARES OF              NUMBER OF
NAME OF SELLING                                         COMMON STOCK OWNED                SHARES
SECURITY HOLDER                                       BEFORE THE OFFERING (1)             OFFERED
=========================================================================================================




Merita Bank Ltd.................................           100,000(11)                    100,000
Bank of Boston Connecticut......................            66,666(12)                     66,666
Stephen R.  Crain and Neeta Ambe-Crain..........            10,522                         10,522
Milind K. Ambe..................................             3,156                          3,156
Richard S. Flagg................................             3,682                          3,682
Sheila Gaikar...................................               789                            789
Suresh R. Nayak and Rekha S. Nayak..............             2,631                          2,631
Livanios J. Pilitsis............................            28,462                         28,462
Nicholas Thanos.................................               895                            895
Kishore S. Ambe and Leela K. Ambe, as
Trustees for Kishore Ambe, M.D., Inc.
Pension Trust...................................            30,346                         30,346
Surekha Mishal..................................            11,837                         11,837
Nancy A. Taylor.................................             1,579                          1,579
John Eugene.....................................             1,315                          1,315
Agha M.A. Khan, Sr..............................             1,315                          1,315
Michael Fletcher................................            46,346                         46,346
George A. Brown, Jr. and Leean L. Brown.........            62,519                         62,519
Thomas J. Taylor and Sue H. Taylor..............            62,519                         62,519
George M. Keefe and Julianne M. Keefe...........            31,259                         31,259
Robert L. Saunders .............................            12,281(13)                     12,281
John L. Carmody.................................            12,281(13)                     12,281
The Binkley Company, Inc. f/k/a D & H
Electronics, Inc................................            51,298                         51,298


(1) Messrs. Hauser, Mitchell (both of whom are directors of the Company) and Spier (a former director of the Company) are stockholders and directors of the general partner of HP Partners L.P. and are also limited partners of HP Partners L.P. In addition, Messrs. Hauser, Mitchell and Spier are the sole stockholders of the special limited partner of HP Partners L.P. which is entitled to various rights relating to 685,714 of the HP Partners L.P.'s Warrants. Pursuant to HP Partners L.P.'s partnership agreement, Mr. Lyons (a director of the Company) has an arrangement to participate in any economic benefit which Mr. Spier obtains as a result of Mr.
     Spier's shareholding interest in such general partner.

(2) Includes 685,714 shares of Common Stock issuable upon the exercise of Warrants held by HP Partners L.P. at a current exercise price of $4.58 per share.

(3) Includes shares of Common Stock issuable upon the exercise of Warrants at a current exercise price of $10.16 per share, as follows: John Hancock Mutual Life Insurance Company and affiliates: 61,742 owned by John Hancock Mutual Life Insurance Company and 10,151 owned by John Hancock Variable Life Insurance Company

(4) Includes 96,040 shares of Common Stock owned by the Mutual Life Insurance Company of New York (which includes 39,126 shares of Common Stock issuable upon the exercise of Warrants at a current exercise price of $10.16 per share); 252,026 shares owned by GIPEN & Co. and 51,839 owned by MONY Life Insurance Company of America (which includes 5,827 shares of Common Stock issuable upon the exercise of Warrants at a current exercise price of $10.16).

(5) Includes the 96,040 shares owned by the Mutual Life Insurance Company of New York and 252,026 shares owned by GIPEN & Co.

(6) Includes 23,775 shares of Common Stock issuable upon the exercise of Warrants at $10.16 per share.


(7) Includes 19,126 shares of Common Stock issuable upon the exercise of Warrants at $10.16 per share.


(8) Includes 4,649 shares of Common Stock issuable upon the exercise of Warrants at $10.16 per share.


(9) Includes 22,618 shares of Common Stock issuable upon the exercise of Warrants at $10.16 per share.


(10) Includes 14,558 shares of Common Stock issuable upon the exercise of Warrants at $10.16 per share.

(11) Represents 100,000 shares of Common Stock issuable upon exercise of Warrants held by Merita Bank Ltd. at a current exercise price of $9.75 per share.

(12) Represents 66,666 shares of Common Stock issuable upon exercise of Warrants held by Bank of Boston Connecticut at a current exercise price of $9.75 per share.

(13) Represents 12,281 shares of Common Stock issuable upon conversion of a Note.

                              PLAN OF DISTRIBUTION

       The Shares offered by this Prospectus may be sold from time to time by the Selling Security Holders or by transferees thereof. No underwriting arrangements have been entered into by the Selling Security Holders. The distribution of the Shares by the Selling Security Holders may be effected in one or more transactions that may take place in the over-the-counter market, including ordinary broker's transactions, privately negotiated transactions, or through sales to one or more dealers for resale of such shares as principals, at prevailing market prices at the time of sale, prices related to prevailing market prices, or negotiated prices. Underwriter's discounts and usual and customary or specifically negotiated brokerage fees or commissions may be paid by a Selling Security Holder in connection with sales of the Shares. To the extent required, the number of Shares to be sold, the name of the Selling Security Holder, the purchase price, the name of any agent or broker and any applicable commissions, discounts or other compensation to such agents or brokers with respect to a particular offering will be set forth in a Prospectus Supplement.

       In order to comply with certain state securities laws, if applicable, the Shares will be sold in such jurisdictions only through registered or licensed brokers or dealers. In certain states, the Shares or Warrants may not be sold unless such Shares or Warrants have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

       Under applicable rules and regulations under the Exchange Act, any person engaged in a distribution of the Shares may not simultaneously engage in market-making activities with respect to such Shares for a period of one or five business days prior to the commencement of such distribution. In addition to, and without limiting, the foregoing, each of the Selling Security Holders and any other person participating in a distribution will be subject to the applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M, which provisions may limit the timing of purchases and sales of any of the Shares by the Selling Security Holders or any such other person. All of the foregoing may affect the marketability of the Shares.

       Pursuant to the Warrants and certain Registration Rights Agreements, the Company will pay all the fees and expenses incident to the registration of the Shares (other than underwriting discounts and commissions, if any, and the Selling Security Holders' counsel fees and expenses, if any).

       In addition, the Company has agreed to indemnify the Selling Security Holders against certain liabilities, including liabilities under the Securities Act. Furthermore, each Selling Security Holder has agreed to indemnify the Company against certain liabilities, including liabilities under the Securities Act. Such agreements also provide for rights of contribution if such indemnification is not available.

                                  LEGAL MATTERS

       The validity of the Shares has been passed upon for the Company by Dennis M. Stern, Esq., general counsel to the Company.

                                     EXPERTS

       The financial statements and schedule of the Company as of December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996 included in this Prospectus and elsewhere in the Registration Statement, of which this Prospectus forms a part, or incorporated by reference hereto, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said report. Reference is made to said report, which includes an explanatory paragraph with respect to the change in the Company's revenue recognition policy of accounting for non-refundable payments received from customers upon completion of installation of Company owned systems, effective as of January 1, 1995, as discussed in Note 4 to the consolidated financial statements.

============================================================      =========================================
No dealer, salesman, or any other person has been authorized                      4,442,975 Shares
to give any information or to make any representation not
contained in this Prospectus in connection with the offering
made hereby, and, if given or made, such information or                          ------------------
representation must not be relied upon as having been
authorized by the Company. This Prospectus does not
constitute an offer to sell, or a solicitation of an offer                             HOLMES
to buy, any of the securities offered hereby in any                                  PROTECTION
jurisdiction to any person to whom it is unlawful to make                            GROUP INC.
such an offer or solicitation in such jurisdiction. Neither
the delivery of this Prospectus nor any sale made hereunder
shall under any circumstances create any implication that
there has been no change in the affairs of the Company since the date hereof or that the information contained herein is
correct as of any time subsequent to the dates as of which
such information is furnished.



                     --------------------                                           Common Stock

                       TABLE OF CONTENTS



                                                           Page

Available Information.................................      2
Incorporation of Certain Documents by
   Reference.............................................   2                    -------------------
Special Note Regarding Forward-Looking
   Statements............................................   3                        PROSPECTUS
The Company..............................................   4
Risk Factors.............................................   5                    -------------------
Use of Proceeds...........................................  9
Selling Security Holders..................................  9
Plan of Distribution.....................................  11
Legal Matters............................................  12
Experts..................................................  12                     AUGUST __, 1997

============================================================      =========================================

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

                  The following table is an itemization of all expenses (subject to future contingencies) incurred or expected to be incurred by the Company in connection with the issuance and distribution of the securities being offered hereby (items marked with an asterisk (*) represent estimated expenses). The Company has agreed to pay all the costs and expenses of this offering.


       SEC Registration Fee ................................    $22,551.46
       Legal Fees and Expenses..............................     50,000.00*
       Accounting Fees and Expenses.........................      2,000.00*
       Miscellaneous........................................      3,000.00*
                                                                ----------
       Total................................................     77,551.46
                                                                ==========

* Estimate

Item 15. Indemnification of Officers and Directors

Delaware General Corporation Law (the DGCL), Section 102(b)(7), enables a corporation in its original certificate of incorporation, or an amendment thereto validly approved by stockholders, to eliminate or limit personal liability of members of its Board for violations of a directors fiduciary duty of care. However, the elimination of limitation shall not apply where there has been a breach of the duty of loyalty, failure to act in good faith, intentional misconduct or a knowing violation of a law, the payment of a dividend or approval of a stock repurchase which is deemed illegal or an improper personal benefit is obtained. The Company's Restated Certificate of Incorporation eliminates the liability of directors to the extent permitted by Section 102(b)(7) of the DGCL.

       Reference is made to Section 145 of the DGCL which provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgement, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation (a "derivative action")); if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provided that it is not exclusive of other indemnification that may be granted by a corporation's charter, by-laws, disinterested director vote, stockholder vote, agreement or otherwise. The Restated Certificate of Incorporation of the Company provides for such indemnification of its directors and officers as permitted by Delaware law.

       Reference is made to Article Eleventh of the Restated Certificate of Incorporation of the Company for certain indemnification rights of officers and directors of the Company.

Item 16. Exhibits

(a)  The following exhibits are filed herewith:

4.1  Restated Certificate of Incorporation, as amended.(1)
4.2  Amended and Restated Bylaws of Company.(3)
4.3  Specimen of Common Stock Certificate.(3)
4.4  Investor Warrant.(4)
4.5  Form of Institution Warrant.(2)
4.6  New Bank Warrant.(4)
4.7 Registration Rights Agreement between Investor and the Company, dated August 1, 1994(2)
4.8  Form of Registration Rights Agreement with Institutions.(2)
4.9 Registration Rights Agreement between New Banks and the Company, dated as of August 1, 1994.(4)
4.10 Form of Registration Rights Agreement with each of The Binkley Company, Inc., Michael Fletcher, Mr. and Mrs. Taylor, Mr. and Mrs. Brown and Mr. and Mrs. Keefe*
4.11 Form of Note*
5.1 Opinion of Dennis M. Stern, Esq., as to the legality of shares being registered.*
23.1 Consent of Arthur Andersen, LLP.*
23.2 Consent of Dennis M. Stern, Esq. (contained in opinion filed as
     Exhibit 5.1).
24.1 Power of Attorney (contained on signature page).*

----------------
*    Filed herewith.
(1) Incorporated by reference to the Company's Annual Report on Form 10-K for the fiscal year ended December 31,1996.
(2) Incorporated by reference to Amendment No. 1 to the Company's Registration Statement on Form 10/A, dated October 13, 1994.
(3) Incorporated by reference to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1994.
(4) Incorporated by reference to Amendment No. 1 to the Company's Registration Statement on Form S-1, dated September 25, 1996.

Item 17. Undertakings

(a)  The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be treated as a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3) To file a post-effective amendment to remove from registration any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes that:

       (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

       (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

       In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York on August 15, 1997.

                                      HOLMES PROTECTION GROUP, INC.


                                      By: /s/ George V.  Flagg
                                          -------------------------------------
                                          George V.  Flagg
                                          President and Chief Executive Officer


                                POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints George V. Flagg and Lawrence R. Irving, or either of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.


              Signature                                 Title                          Date
              ---------                                 -----                          ----

      /s/ George V. Flagg           President, Chief Executive Officer and        August 15, 1997
       ---------------------        Director (Principal Executive Officer)
          George V. Flagg

      /s/ Lawrence R. Irving        (Principal Financial and Accounting           August 15, 1997
      ----------------------        Officer) Vice President/Finance
          Lawrence R. Irving

      /s/ Pierre Besuchet           Director                                      August 15, 1997
      ---------------------
          Pierre Besuchet

      /s/ Daniel T. Carroll         Director                                      August 15, 1997
      ---------------------
          Daniel T. Carroll

      /s/ Lawrence R. Glenn         Director                                      August 15, 1997
      ---------------------
          Lawrence R. Glenn

      /s/ Mark S. Hauser            Director                                      August 15, 1997
      --------------------
          Mark S. Hauser

      /s/ William P. Lyons          Director, Chairman of the Board               August 15, 1997
      --------------------
          William P. Lyons



              Signature                                 Title                          Date
              ---------                                 -----                          ----

      /s/ David Jan Mitchell                          Director                           August 15, 1997
      ----------------------
          David Jan Mitchell


      /s/ Edward L. Palmer                            Director                           August 15, 1997
      ---------------------
          Edward L. Palmer


                                Index to Exhibits




Exhibit No.                                    Exhibit                                       Page
-----------                                    -------                                       ----
4.1  Restated Certificate of Incorporation, as amended.(1)
4.2  Amended and Restated Bylaws of Company.(3)
4.3  Specimen of Common Stock Certificate.(3)
4.4  Investor Warrant.(4)
4.5  Form of Institution Warrant.(2)
4.6  New Bank Warrant.(4)
4.7  Registration Rights Agreement between Investor and the Company, dated
     August 1, 1994(2)
4.8  Form of Registration Rights Agreement with Institutions.(2)
4.9  Registration Rights Agreement between New Banks and the Company, dated as of August 1, 1994.(4)
4.10 Form of Registration Rights Agreement with each of The Binkley Company,
     Inc., Michael Fletcher, Mr. and Mrs. Taylor, Mr. and Mrs. Brown and Mr. and
     Mrs. Keefe*
4.11 Form of Note*
5.1  Opinion of Dennis M. Stern, Esq., as to the legality of shares being registered.*
23.1 Consent of Arthur Andersen, LLP.*
23.2 Consent of Dennis M. Stern, Esq. (contained in opinion filed as
     Exhibit 5.1).
24.1 Power of Attorney (contained on signature page).*


-------------------
*    Filed herewith.
(1) Incorporated by reference to the Company's Annual Report on Form 10-K for the fiscal year ended December 31,1996.
(2) Incorporated by reference to Amendment No. 1 to the Company's Registration Statement on Form 10/A, dated October 13, 1994.
(3) Incorporated by reference to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1994.
(4) Incorporated by reference to Amendment No. 1 to the Company's Registration Statement on Form S-1, dated September 25, 1996.